Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Other Service Providers -Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, and to include our report dated January 29, 2009, in this Registration Statement (Form N-1A No. 333-152915 & 811-22227) of IndexIQ ETF Trust.

/s/ ERNST & YOUNG, LLP

New York, New York January 29, 2009

A member firm of Ernst & Young Global Limited